Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Investor Relations: Gregg Kvochak, (310) 556-8550
Media: Dan Gugler, (310) 226-2645

Korn Ferry Announces Fourth Quarter and Fiscal 2020

Results of Operations

Highlights

▪	Korn Ferry reports annual fee revenue of $1,932.7 million, essentially flat year-over-year (2.2% increase on a constant currency).
▪	Net income attributable to Korn Ferry was $104.9 million in FY’20 with an operating margin of 9.1% and Adjusted EBITDA of $301.0 million and Adjusted EBITDA margin of 15.6%.
▪	Fee revenue was $440.5 million in Q4 FY’20, a decrease of 10% (7.9% on a constant currency) as compared to Q4 FY’19.
▪	Net loss attributable to Korn Ferry was $0.8 million in Q4 FY’20, with an operating margin of 5.0%. Adjusted EBITDA was $69.6 million in Q4 FY’20 with an Adjusted EBITDA margin of 15.8%.
▪	Q4 FY’20 diluted loss per share was $0.02 compared to diluted earnings per share of $0.89 in Q4 FY’19. Adjusted diluted earnings per share was $0.60 in Q4 FY’20 compared to $0.88 in Q4 FY’19.
▪

The Company ended the year with a strong liquidity position with total cash and cash equivalents and marketable securities of $863 million, and after setting aside amounts for bonus payments and deferred compensation arrangements, investable cash was $532 million.

▪

The Company repurchased 0.8 million shares, using $24.4 million of cash during the quarter. Further, the Company declared a quarterly dividend of $0.10 per share on July 1, 2020 payable on July 15, 2020 to stockholders of record on July 31, 2020.

Los Angeles, CA, July 2, 2020 – Korn Ferry (NYSE: KFY), a global organizational consulting firm, today announced fourth quarter and annual fee revenue of $440.5 million and $1,932.7 million, respectively.  In addition, fourth quarter diluted loss per share was $0.02 and adjusted diluted earnings per share was $0.60.  Adjusted diluted earnings per share for the fourth quarter excludes an aggregate of $33.5 million, or $0.62 per share, of restructuring charges, net due to the corona virus pandemic (“COVID-19”), and integration/acquisition costs, net of tax due to the acquisition of Miller Heiman Group, AchieveForum and Strategy Execution (“acquired companies”).

“During the fiscal fourth quarter we generated $441 million in fee revenue, down 10% year-over-year (7.9% at constant currency). Operating margin was 5% and Adjusted EBITDA margin was 15.8%,” said Gary D. Burnison, CEO, Korn Ferry.

“As we manage our way through COVID-19, our Korn Ferry colleagues are showing their resilience by quickly pivoting to a different way of working – whether it’s from home or the rapid transition to the virtual delivery of our services and solutions to clients. I’m confident that our offerings are more relevant now than ever before,” Burnison added. “I truly feel that over the next 2 years there will be more change than in the last 10 years. Different work needs to get done, and work needs to get done differently. That’s an opportunity for our company.  As an organizational consulting firm, Korn Ferry is committed to promoting conscious inclusion – enabling all people and their organizations to exceed their potential – and to exceed potential, people need an abundance of opportunity, development, and sponsorship. Korn Ferry is the right firm at the right time to help organizations drive performance through change, and I have never been more proud of our company.”

Selected Financial Results

(dollars in millions, except per share amounts) (a)

	Fourth Quarter		Year to Date
	FY’20	FY’19	FY’20	FY’19
Fee revenue	$440.5	$490.8	$1,932.7	$1,926.0
Total revenue	$449.0	$502.5	$1,977.3	$1,973.9
Operating income	$22.2	$62.3	$176.0	$140.8
Operating margin	5.0%	12.7%	9.1%	7.3%
Net (loss) income attributable to Korn Ferry	$(0.8)	$50.3	$104.9	$102.7
Basic (loss) earnings per share	$(0.02)	$0.90	$1.91	$1.84
Diluted (loss) earnings per share	$(0.02)	$0.89	$1.90	$1.81

EBITDA Results (b):	Fourth Quarter		Year to Date
	FY’20	FY’19	FY’20	FY’19
EBITDA	$26.3	$82.2	$228.5	$197.7
EBITDA margin	6.0%	16.7%	11.8%	10.3%

Adjusted Results (c):	Fourth Quarter		Year to Date
	FY’20	FY’19	FY’20	FY’19
Adjusted EBITDA (b)	$69.6	$82.2	$301.0	$311.0
Adjusted EBITDA margin (b)	15.8%	16.7%	15.6%	16.1%
Adjusted net income attributable to Korn Ferry	$32.7	$49.7	$161.3	$187.9
Adjusted basic earnings per share	$0.60	$0.89	$2.94	$3.36
Adjusted diluted earnings per share	$0.60	$0.88	$2.91	$3.31

___________

(a)	Numbers may not total due to rounding.
(b)

EBITDA refers to earnings before interest, taxes, depreciation, and amortization.  Adjusted EBITDA further adjusts EBITDA to exclude integration/acquisition costs, restructuring charges, net, separation costs and tradename write-offs. EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).

(c)	Adjusted results are non-GAAP financial measures that adjust for the following, as applicable (see attached reconciliations):

	Fourth Quarter		Year to Date
	FY’20	FY’19	FY’20	FY’19
Integration/acquisition costs	$2.8	$—	$12.2	$6.7
Restructuring charges, net	$40.5	$—	$58.6	$—
Separation costs	$—	$—	$1.8	$—
Tradename write-offs	$—	$—	$—	$106.6
Debt refinancing costs	$—	$—	$0.8	$—

Fiscal 2020 Fourth Quarter Results

The Company reported fee revenue in Q4 FY’20 of $440.5 million, a decrease of 10% (decrease of 7.9% on a constant currency basis) compared to Q4 FY’19.  The decline in fee revenue was primarily due to the impact of COVID-19 on economies around the world, partially offset by fee revenue generated by the acquired companies in the Digital segment.

Net loss attributable to Korn Ferry was $0.8 million in Q4 FY’20 as compared to net income attributable to Korn Ferry of $50.3 million in Q4 FY’19.  The change from net income to a net loss attributable to Korn Ferry was primarily due to a decline in fee revenue and restructuring charges incurred in Q4 FY’20 in reaction to the impact of COVID-19, offset by decreases in compensation and benefits expense and income tax expense.

Operating margin was 5.0% in Q4 FY’20 compared to 12.7% in the year-ago quarter. The decrease in operating margin was primarily due to restructuring charges, net associated with the impact of COVID-19 and the decline in fee revenue in Q4 FY’20.

Adjusted EBITDA margin was 15.8%, compared to 16.7% in the year-ago quarter.

Fiscal 2020 Results

The Company reported fee revenue in FY’20 of $1,932.7 million, essentially flat when compared to FY’19.  Although fee revenue was essentially flat, there was a change in mix with an increase in Digital due to fee revenue generated by the acquired companies and an organic increase in RPO and Professional Search, offset by decreases in fee revenue in Executive Search and Consulting.

Net income attributable to Korn Ferry was $104.9 million in FY’20 as compared to $102.7 million in FY’19.  The increase in net income attributable to Korn Ferry was primarily due to a decrease in general and administrative expenses (due to trade name write-offs in FY’19), offset by increases in restructuring charges, net and in the Company’s effective income tax rate.

Operating income was $176.0 million in FY’20 with an operating margin of 9.1% compared to $140.8 million and 7.3% in FY’19.  The increase in operating income was primarily due to decreases in general and administrative expenses (due to trade name write-offs in FY’19) and compensation and benefits expense, partially offset by restructuring charges incurred in FY’20 associated with the impact of COVID-19 and the acquisition of the acquired companies.

Adjusted EBITDA was $301.0 million in FY’20 with Adjusted EBITDA margin of 15.6%, compared to $311.0 million and 16.1%, respectively, in the year-ago period.

Results by Segment

Selected Consulting Data(a)

(dollars in millions) (b)

	Fourth Quarter		Year to Date
	FY’20	FY’19	FY’20	FY’19
Fee revenue	$121.0	$144.4	$543.1	$568.3
Total revenue	$123.4	$148.7	$557.3	$585.9
Operating (loss) income	$(6.6)	$13.3	$17.7	$(34.1)
Operating margin	(5.4%)	9.2%	3.3%	(6.0%)

Ending number of consultants and execution staff (c)	1,671	1,881	1,671	1,881
Hours worked in thousands (d)	415	439	1,758	1,703
Average billed rate (e)	$292	$329	$309	$334

EBITDA Results (f):	Fourth Quarter		Year to Date
	FY’20	FY’19	FY’20	FY’19
EBITDA	$(2.3)	$18.4	$36.6	$(15.7)
EBITDA margin	(1.9%)	12.7%	6.7%	(2.8%)

Adjusted Results (g):	Fourth Quarter		Year to Date
	FY’20	FY’19	FY’20	FY’19
Adjusted EBITDA (f)	$11.1	$18.4	$61.1	$66.5
Adjusted EBITDA margin (f)	9.2%	12.7%	11.2%	11.7%

 ___________

(a)

In fiscal 2020, the Company changed the composition of its global segments.  Consulting segment represents the consulting business that was previously included in the Advisory segment. Segment data for Q4 FY’19 and YTD FY’19 have been recast to reflect the division of the Advisory segment into the Consulting and Digital segments.

(b)	Numbers may not total due to rounding.
(c)	Represents number of employees originating, delivering and executing consulting services.
(d)	Represents the number of hours worked by consultant and execution staff during the period.
(e)	Represents the amount of fee revenue divided by the number of hours worked by consultants and executive staff.
(f)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(g)	Adjusted results are non-GAAP financial measures that adjust for the following (see attached reconciliations):

	Fourth Quarter		Year to Date
	FY’20	FY’19	FY’20	FY’19
Integration/acquisition costs	$—	$—	$—	$5.3
Restructuring charges, net	$13.4	$—	$24.5	$—
Tradename write-offs	$—	$—	$—	$77.0

Reflecting the impact of COVID-19, fee revenue was $121.0 million in Q4 FY’20 compared to $144.4 million in Q4 FY’19, a decrease of $23.4 million or 16% (decrease of 14% on a constant currency basis).

Operating loss was $6.6 million in Q4 FY’20 with an operating margin of (5.4%) compared to operating income of $13.3 million and an operating margin of 9.2%, respectively, in the year-ago quarter.  The decrease in operating income was primarily due to restructuring charges, net incurred in Q4 FY’20 associated with the impact of COVID-19 and a decline in fee revenue, partially offset by decreases in compensation and benefits expense, general and administrative expenses and cost of services expense.

Adjusted EBITDA was $11.1 million in Q4 FY’20 with an Adjusted EBITDA margin of 9.2% compared to $18.4 million and 12.7%, respectively, in the year-ago quarter.

Selected Digital Data(a)

(dollars in millions) (b)

Digital is an integrated platform that gives clients direct access to people and organizational data, insights, analytics, and digital assets that when used together, give clients a common language for all talent matters.

	Fourth Quarter		Year to Date
	FY’20	FY’19	FY’20	FY’19
Fee revenue	$69.3	$62.7	$292.4	$252.7
Total revenue	$69.9	$62.7	$294.3	$252.7
Operating income	$5.9	$16.7	$46.9	$39.7
Operating margin	8.5%	26.6%	16.0%	15.7%

Ending number of consultants	421	350	421	350
Subscription & License fee revenue	$20.9	$14.6	$73.5	$57.2

EBITDA Results (c):	Fourth Quarter		Year to Date
	FY’20	FY’19	FY’20	FY’19
EBITDA	$11.9	$20.6	$66.7	$53.6
EBITDA margin	17.2%	32.8%	22.8%	21.2%

Adjusted Results (d):	Fourth Quarter		Year to Date
	FY’20	FY’19	FY’20	FY’19
Adjusted EBITDA (c)	$17.0	$20.6	$83.1	$84.5
Adjusted EBITDA margin (c)	24.5%	32.8%	28.4%	33.4%

___________

(a)

In the fiscal 2020, the Company changed the composition of its global segments.  Digital segment represents the products business that was previously included in the Advisory segment. Segment data for Q4 FY’19 and YTD FY’19 have been recast to reflect the division of the Advisory segment into the Consulting and Digital segments.

(b)	Numbers may not total due to rounding.
(c)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(d)	Adjusted results are non-GAAP financial measures that adjust for the following (see attached reconciliations):

	Fourth Quarter		Year to Date
	FY’20	FY’19	FY’20	FY’19
Integration/acquisition costs	$1.6	$—	$5.9	$1.3
Restructuring charges, net	$3.4	$—	$10.5	$—
Tradename write-offs	$—	$—	$—	$29.6

Fee revenue was $69.3 million in Q4 FY’20 compared to $62.7 million in Q4 FY’19, an increase of $6.6 million or 11% (14% increase on a constant currency basis).  The increase in fee revenue was primarily due to fee revenue generated by the acquired companies.

Operating income was $5.9 million in Q4 FY’20 with an operating margin of 8.5% compared to $16.7 million and an operating margin of 26.6% in the year-ago quarter.  The decrease in operating income was due to an increase in operating expenses associated with the acquisition of the acquired companies in addition to restructuring charges, net incurred in Q4 FY’20 associated with the impact of COVID-19, partially offset by higher fee revenue.

Adjusted EBITDA was $17.0 million in Q4 FY’20 with an Adjusted EBITDA margin of 24.5% compared to $20.6 million and 32.8%, respectively, in the year-ago quarter.

Selected Executive Search Data

(dollars in millions) (a)

	Fourth Quarter		Year to Date
	FY’20	FY’19	FY’20	FY’19
Fee revenue	$167.9	$190.9	$732.5	$774.8
Total revenue	$171.2	$195.3	$749.2	$793.4
Operating income	$37.4	$42.0	$156.9	$179.1
Operating margin	22.3%	22.0%	21.4%	23.1%

Ending number of consultants	556	565	556	565
Average number of consultants	569	558	560	553
Engagements billed	3,424	3,943	9,722	10,318
New engagements (b)	1,229	1,717	6,064	6,790

EBITDA Results (c):	Fourth Quarter		Year to Date
	FY’20	FY’19	FY’20	FY’19
EBITDA	$29.9	$49.7	$161.7	$193.8
EBITDA margin	17.8%	26.0%	22.1%	25.0%

Adjusted Results (d):	Fourth Quarter		Year to Date
	FY’20	FY’19	FY’20	FY’19
Adjusted EBITDA (c)	$47.5	$49.7	$181.1	$193.8
Adjusted EBITDA margin (c)	28.3%	26.0%	24.7%	25.0%

________

(a)	Numbers may not total due to rounding.
(b)	Represents new engagements opened in the respective period.
(c)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(d)	Adjusted results are non-GAAP financial measures that adjust for the following (see attached reconciliations):

	Fourth Quarter		Year to Date
	FY’20	FY’19	FY’20	FY’19
Restructuring charges, net	$17.5	$—	$17.5	$—
Separation costs	$—	$—	$1.8	$—

Fee revenue was $167.9 million and $190.9 million in Q4 FY’20 and Q4 FY’19, respectively, a decrease of $23.0 million or 12% (decrease of 10% on a constant currency basis).  The decrease in fee revenue was attributable to a decline in fee revenue in all regions due to the decrease in demand for our products and services as a result of the worldwide economic downturn associated with COVID-19.

Operating income was $37.4 million in Q4 FY’20 compared to $42.0 million in Q4 FY’19.  Operating margin was 22.3% in Q4 FY’20 compared to 22.0% in the year-ago quarter.  The decrease in operating income was mainly due to a decrease in fee revenue and restructuring charges, net incurred in Q4 FY’20 associated with the impact of COVID-19, partially offset by decreases in compensation and benefits expense (due to lower performance related bonus expense and a decrease in expenses associated with our deferred compensation and retirement plans) and general and administrative expenses in Q4 FY’20 compared to the year-ago quarter.

Adjusted EBITDA was $47.5 million in Q4 FY’20 with an Adjusted EBITDA margin of 28.3% compared to $49.7 million and 26.0%, respectively, in the year-ago quarter.

Selected RPO and Professional Search Data

(dollars in millions) (a)

	Fourth Quarter		Year to Date
	FY’20	FY’19	FY’20	FY’19
Fee revenue	$82.4	$92.8	$364.8	$330.1
Total revenue	$84.5	$95.8	$376.6	$341.9
Operating income	$6.2	$14.5	$50.4	$50.9
Operating margin	7.5%	15.7%	13.8%	15.4%

Engagements billed (b)	1,206	1,409	3,641	3,595
New engagements (c)	573	781	2,744	2,935

EBITDA Results (d):	Fourth Quarter		Year to Date
	FY’20	FY’19	FY’20	FY’19
EBITDA	$7.0	$15.6	$54.4	$54.4
EBITDA margin	8.5%	16.9%	14.9%	16.5%

Adjusted Results (e):	Fourth Quarter		Year to Date
	FY’20	FY’19	FY’20	FY’19
Adjusted EBITDA (d)	$12.7	$15.6	$60.2	$54.4
Adjusted EBITDA margin (d)	15.4%	16.9%	16.5%	16.5%

___________

(a)	Numbers may not total due to rounding.
(b)	Represents professional search engagements billed.
(c)	Represents new professional search engagements opened in the respective period.
(d)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(e)	Adjusted results are non-GAAP financial measures that adjust for the following (see attached reconciliations):

	Fourth Quarter		Year to Date
	FY’20	FY’19	FY’20	FY’19
Restructuring charges, net	$5.7	$—	$5.7	$—

Fee revenue was $82.4 million in Q4 FY’20, a decrease of $10.4 million or 11% (decrease of 9% on a constant currency basis), compared to the year-ago quarter.  The lower fee revenue resulted from the impact of COVID-19 and was driven by a decrease in fee revenue in recruitment process outsourcing and professional search of $6.2 million and $4.2 million, respectively, in Q4 FY’20 compared to Q4 FY’19.

Operating income was $6.2 million in Q4 FY’20, a decrease of $8.3 million compared to Q4 FY’19 operating income of $14.5 million.  Operating margin was 7.5% in Q4 FY’20 compared to 15.7% in the year-ago quarter.  The decrease in operating income was due to lower fee revenue in Q4 FY’20 compared to Q4 FY’19 and restructuring charges, net incurred in Q4 FY’20 associated with the impact of COVID-19. This was partially offset by a decrease in compensation and benefits expense due to lower performance related bonus expense, offset by an increase in salaries and related payroll taxes driven by an 8% increase in average headcount during the quarter.

Adjusted EBITDA was $12.7 million during Q4 FY’20, a decrease of $2.9 million compared to Q4 FY’19. Adjusted EBITDA margin was 15.4% in Q4 FY’20 and 16.9% in Q4 FY’19.

Outlook

Although COVID-19 has been with us for a number of months, significant uncertainty about its ultimate impact on society and the global economic environment remains. The pandemic has spread across the globe, infecting different parts of the world at varying points in time and with varying levels of intensity.  The response, out of necessity, has been conducted in large part at a very local level, with societies and economies closing and reopening at different points in time and in different ways. Further, the pandemic has had a profound and unprecedented impact on traditional behavior and societal norms. Governments and companies have mandated never before seen rules regarding working from home, social distancing, and workplace safety, and have severely restricted travel and in-person interaction.

As the world begins to slowly and sporadically reopen, we are seeing a resurgence of COVID-19 cases in a number of geographies. The extent to which measures taken are reinstated and new and incremental measures are put in place, and the manner in which authoritative bodies continue to respond, remains a major unknown.  While our clients and colleagues are demonstrating real resiliency as they find new and different ways of working together (including the adoption of virtual delivery of our services and solutions), the unprecedented nature of what we are currently experiencing, combined with conflicting and ever-changing datapoints, continues to cloud the near-term predictability of our business.  Consequently, and consistent with our approach to the fourth quarter of FY’20, we will not issue any specific revenue or earnings guidance for the first quarter of FY’21. We plan to reassess the suspension of our guidance once we are comfortable that the coronavirus uncertainties have largely passed.

Earnings Conference Call Webcast

The earnings conference call will be held today at 12:00 PM (EDT) and hosted by CEO Gary Burnison, CFO Robert Rozek and SVP Finance Gregg Kvochak.  The conference call will be webcast and available online at ir.kornferry.com.  We will also post to this section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry

Korn Ferry is a global organizational consulting firm.  We help clients synchronize strategy and talent to drive superior performance.  We work with organizations to design their structures, roles, and responsibilities.  We help them hire the right people to bring their strategy to life.  And we advise them on how to reward, develop, and motivate their people.  Visit kornferry.com for more information.

Forward-Looking Statements

Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn Ferry’s current expectations.  These statements, which include words such as “believes”, “expects” or “likely”, include references to our outlook as well as the expected benefits of the acquisition of the acquired companies (as defined below, the timing and expected benefits of our recently adopted restructuring plan and the magnitude and duration of the impact of the COVID-19 outbreak on our business, employees, customers and our ability to provide services in affected regions.  Readers are cautioned not to place undue reliance on such statements.  Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry.  The potential risks and uncertainties include those relating to the magnitude and duration of the negative impact of the COVID-19 outbreak on our business, employees, customers and our ability to provide services in affected regions, global and local political or economic developments in or affecting countries where we have operations, competition, changes in demand for our services as a result of automation, the dependence on and costs of attracting and retaining qualified and experienced consultants, our ability to maintain relationships with customers and suppliers and retain key employees, maintaining our brand name and professional reputation, potential legal liability and regulatory developments, the portability of client relationships, consolidation of the industries we serve, currency fluctuations in our international operations, risks related to growth, alignment of our cost structure, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities, changes to data security, data privacy and data protection laws, limited protection of our intellectual property, our ability to enhance and develop new technology, our ability to develop new products and services, the utilization and billing rates of our consultants, dependence on third parties for the execution of critical functions, our ability to successfully recover from a disaster or other business continuity problems, changes in our accounting estimates/assumptions, technical guidance relating to the Tax Act, impairment of goodwill and other intangible assets, deferred tax assets that we may not be able to use, our indebtedness, the phase-out of the London Interbank Offered Rate, expansion of social media platforms, seasonality, ability to effect acquisition and integrate recently acquired companies, including those of Miller Heiman Group, AchieveForum, and Strategy Execution (collectively, the “acquired companies”); the ability to recognize the anticipated benefits of the acquisition of the acquired companies; the costs related to the acquisition of the acquired companies and employment liability risk.  For a detailed description of risks and uncertainties that could cause differences, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission.  Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  In particular, it includes:

•

Adjusted net income attributable to Korn Ferry, adjusted to exclude integration/acquisition costs, restructuring charges, separation costs, tradename write-offs, and debt refinancing costs, net of income tax effect;

•

Adjusted basic and diluted earnings per share, adjusted to exclude integration/acquisition costs, restructuring charges, separation costs, tradename write-offs, and debt refinancing costs, net of income tax effect;

•

Constant currency (calculated using a quarterly average) percentages that represent the percentage change that would have resulted had exchange rates in the prior period been the same as those in effect in the current period;

•	EBITDA, or earnings before interest, taxes, depreciation and amortization and EBITDA margin;
•	Adjusted EBITDA, which is EBITDA further adjusted to exclude integration/acquisition costs, restructuring charges, separation costs and tradename write-offs and Adjusted EBITDA margin; and
•	Investable cash represents the amount of funds available to the Company after taking into consideration the accrued bonus that will be paid and the amount set aside for deferred compensation.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges that may not be indicative of Korn Ferry’s ongoing operating results.  These non-GAAP financial measures are performance measures and are not indicative of the liquidity of Korn Ferry.  These charges, which are described in the footnotes in the attached reconciliations, represent 1) costs we incurred to acquire and integrate a portion of our Digital business, 2) charges we incurred to restructure the Company as a result of COVID-19 and due to acquisition of the acquired companies, 3) separation costs, 4) tradename write-offs associated with the rebranding plan initiated by Korn Ferry and 5) debt refinancing costs.  The use of non-GAAP financial measures facilitates comparisons to Korn Ferry’s historical performance.  Korn Ferry includes non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making.  Adjusted net income attributable to Korn Ferry, adjusted basic and diluted earnings per share and Adjusted EBITDA, exclude certain charges that management does not consider on-going in nature and allows management and investors to make more meaningful period-to-period comparisons of the Company’s operating results.  Management further believes that EBITDA is useful to investors because it is frequently used by investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes and capitalized asset values, all of which can vary substantially from company to company.  Investable cash provides useful information surrounding the Company’s liquidity position since it is the amount of funds the Company has available to fund its operations after taking into account accrued bonuses that will be paid and the amount set aside for payments on deferred compensation plans. In the case of constant currency percentages, management believes the presentation of such information provides useful supplemental information regarding Korn Ferry's performance as excluding the impact of exchange rate changes on Korn Ferry's financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry's ongoing operations and financial and operational decision-making.

[Tables attached]

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATION

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	April 30,		April 30,
	2020	2019	2020	2019
	(unaudited)
Fee revenue	$440,469	$490,756	$1,932,732	$1,926,033
Reimbursed out-of-pocket engagement expenses	8,507	11,779	44,598	47,829
Total revenue	448,976	502,535	1,977,330	1,973,862

Compensation and benefits	283,519	331,665	1,297,994	1,311,240
General and administrative expenses	59,786	64,350	258,957	351,991
Reimbursed expenses	8,507	11,779	44,598	47,829
Cost of services	19,515	20,467	85,886	75,487
Depreciation and amortization	14,956	11,999	55,311	46,489
Restructuring charges, net	40,466	-	58,559	-
Total operating expenses	426,749	440,260	1,801,305	1,833,036

Operating income	22,227	62,275	176,025	140,826
Other (loss) income, net	(10,893)	7,922	(2,879)	10,405
Interest expense, net	(6,998)	(4,169)	(22,184)	(16,891)
Income before provision for income taxes	4,336	66,028	150,962	134,340
Income tax provision	4,957	15,401	43,945	29,544
Net (loss) income	(621)	50,627	107,017	104,796
Net income attributable to noncontrolling interest	(181)	(363)	(2,071)	(2,145)
Net (loss) income attributable to Korn Ferry	$(802)	$50,264	$104,946	$102,651

(Loss) earnings per common share attributable to Korn Ferry:
Basic	$(0.02)	$0.90	$1.91	$1.84
Diluted	$(0.02)	$0.89	$1.90	$1.81

Weighted-average common shares outstanding:
Basic	53,534	55,173	54,342	55,311
Diluted	53,534	55,666	54,767	56,096

Cash dividends declared per share:	$0.10	$0.10	$0.40	$0.40

KORN FERRY AND SUBSIDIARIES

FINANCIAL SUMMARY BY SEGMENT

(in thousands)

(unaudited)

	Three Months Ended April 30,				Year Ended April 30,
	2020		2019	% Change	2020		2019	% Change

Fee revenue:
Consulting	$120,992		$144,363	(16.2%)	$543,095		$568,321	(4.4%)
Digital	69,269		62,719	10.4%	292,366		252,727	15.7%
Executive Search:
North America	102,196		113,651	(10.1%)	434,624		455,826	(4.7%)
EMEA	39,662		45,307	(12.5%)	170,314		182,829	(6.8%)
Asia Pacific	19,737		24,373	(19.0%)	98,132		104,291	(5.9%)
Latin America	6,260		7,557	(17.2%)	29,400		31,896	(7.8%)
Total Executive Search	167,855		190,888	(12.1%)	732,470		774,842	(5.5%)
RPO and Professional Search	82,353		92,786	(11.2%)	364,801		330,143	10.5%
Total fee revenue	440,469		490,756	(10.2%)	1,932,732		1,926,033	0.3%
Reimbursed out-of-pocket engagement expenses	8,507		11,779	(27.8%)	44,598		47,829	(6.8%)
Total revenue	$448,976		$502,535	(10.7%)	$1,977,330		$1,973,862	0.2%

Operating (loss) income:		Margin		Margin		Margin		Margin
Consulting	$(6,577)	(5.4%)	$13,316	9.2%	$17,695	3.3%	$(34,115)	(6.0%)
Digital	5,873	8.5%	16,675	26.6%	46,909	16.0%	39,732	15.7%
Executive Search:
North America	32,826	32.1%	28,316	24.9%	113,080	26.0%	120,754	26.5%
EMEA	2,619	6.6%	8,161	18.0%	21,085	12.4%	29,974	16.4%
Asia Pacific	48	0.2%	5,027	20.6%	17,914	18.3%	24,364	23.4%
Latin America	1,861	29.7%	538	7.1%	4,860	16.5%	3,998	12.5%
Total Executive Search	37,354	22.3%	42,042	22.0%	156,939	21.4%	179,090	23.1%
RPO and Professional Search	6,159	7.5%	14,547	15.7%	50,438	13.8%	50,884	15.4%
Corporate	(20,582)		(24,305)		(95,956)		(94,765)
Total operating income	$22,227	5.0%	$62,275	12.7%	$176,025	9.1%	$140,826	7.3%

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	April 30,	April 30,
	2020	2019

ASSETS
Cash and cash equivalents	$689,244	$626,360
Marketable securities	41,951	8,288
Receivables due from clients, net of allowance for doubtful accounts of $23,795 and $21,582 at April 30, 2020 and 2019, respectively	397,165	404,857
Income taxes and other receivables	38,755	26,767
Unearned compensation	43,117	42,003
Prepaid expenses and other assets	26,851	28,535
Total current assets	1,237,083	1,136,810

Marketable securities, non-current	132,134	132,463
Property and equipment, net	142,728	131,505
Operating lease right-of-use assets, net	195,077	-
Cash surrender value of company-owned life insurance policies, net of loans	146,408	126,000
Deferred income taxes	55,479	43,220
Goodwill	613,943	578,298
Intangible assets, net	111,926	82,948
Unearned compensation, non-current	79,510	80,924
Investments and other assets	29,540	22,684
Total assets	$2,743,828	$2,334,852

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$45,684	$39,156
Income taxes payable	21,158	21,145
Compensation and benefits payable	280,911	328,610
Operating lease liability, current	54,851	-
Other accrued liabilities	221,603	162,047
Total current liabilities	624,207	550,958

Deferred compensation and other retirement plans	289,136	257,635
Operating lease liability, non-current	180,766	-
Long-term debt	394,144	222,878
Deferred tax liabilities	1,056	1,103
Other liabilities	30,828	58,891
Total liabilities	1,520,137	1,091,465

Stockholders' equity
Common stock: $0.01 par value, 150,000 shares authorized, 73,205 and 72,442 shares issued and 54,450 and 56,431 shares outstanding at April 30, 2020 and 2019, respectively	585,560	656,463
Retained earnings	742,993	660,845
Accumulated other comprehensive loss, net	(107,172)	(76,652)
Total Korn Ferry stockholders' equity	1,221,381	1,240,656
Noncontrolling interest	2,310	2,731
Total stockholders' equity	1,223,691	1,243,387
Total liabilities and stockholders' equity	$2,743,828	$2,334,852

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts)

		Three Months Ended		Year Ended
		April 30,		April 30,
		2020	2019	2020	2019
		(unaudited)
	Net (loss) income attributable to Korn Ferry	$(802)	$50,264	$104,946	$102,651
	Net income attributable to non-controlling interest	181	363	2,071	2,145
	Net (loss) income	(621)	50,627	107,017	104,796
	Income tax provision	4,957	15,401	43,945	29,544
	Income before provision for income taxes	4,336	66,028	150,962	134,340
	Other loss (income), net	10,893	(7,922)	2,879	(10,405)
	Interest expense, net	6,998	4,169	22,184	16,891
	Operating income	22,227	62,275	176,025	140,826
	Depreciation and amortization	14,956	11,999	55,311	46,489
	Other (loss) income, net	(10,893)	7,922	(2,879)	10,405
	EBITDA	26,290	82,196	228,457	197,720
	Integration/acquisition costs (1)	2,833	-	12,152	6,746
	Restructuring charges, net (2)	40,466	-	58,559	-
	Separation costs (3)	-	-	1,783	-
	Tradename write-offs (4)	-	-	-	106,555
	Adjusted EBITDA	$69,589	$82,196	$300,951	$311,021

	Operating margin	5.0%	12.7%	9.1%	7.3%
	Depreciation and amortization	3.4%	2.4%	2.8%	2.4%
	Other (loss) income, net	(2.4%)	1.6%	(0.1%)	0.6%
	EBITDA margin	6.0%	16.7%	11.8%	10.3%
	Integration/acquisition costs (1)	0.6%	-	0.7%	0.4%
	Restructuring charges, net (2)	9.2%	-	3.0%	-
	Separation costs (3)	-	-	0.1%	-
	Tradename write-offs (4)	-	-	-	5.4%
	Adjusted EBITDA margin	15.8%	16.7%	15.6%	16.1%

	Net (loss) income attributable to Korn Ferry	$(802)	$50,264	$104,946	$102,651
	Integration/acquisition costs (1)	2,833	-	12,152	6,746
	Restructuring charges, net (2)	40,466	-	58,559	-
	Separation costs (3)	-	-	1,783	-
	Tradename write-offs (4)	-	-	-	106,555
	Debt refinancing costs (5)	-	-	828	-
	Tax effect on the adjusted items (6)	(9,819)	(598)	(16,938)	(28,094)
	Adjusted net income attributable to Korn Ferry	$32,678	$49,666	$161,330	$187,858

	Basic (loss) earnings per common share	$(0.02)	$0.90	$1.91	$1.84
	Integration/acquisition costs (1)	0.05	-	0.22	0.12
	Restructuring charges, net (2)	0.75	-	1.07	-
	Separation costs (3)	-	-	0.03	-
	Tradename write-offs (4)	-	-	-	1.93
	Debt refinancing costs (5)	-	-	0.02	-
	Tax effect on the adjusted items (6)	(0.18)	(0.01)	(0.31)	(0.53)
	Adjusted basic earnings per share	$0.60	$0.89	$2.94	$3.36

	Diluted (loss) earnings per common share	$(0.02)	$0.89	$1.90	$1.81
	Integration/acquisition costs (1)	0.05	-	0.22	0.12
	Restructuring charges, net (2)	0.75	-	1.06	-
	Separation costs (3)	-	-	0.03	-
	Tradename write-offs (4)	-	-	-	1.88
	Debt refinancing costs (5)	-	-	0.01	-
	Tax effect on the adjusted items (6)	(0.18)	(0.01)	(0.31)	(0.50)
	Adjusted diluted earnings per share	$0.60	$0.88	$2.91	$3.31

Explanation of Non-GAAP Adjustments
(1)	Costs associated with current and previous acquisitions, such as legal and professional fees, retention awards and the on-going integration expenses to combine the companies.
(2)

Restructuring charges we incurred to rationalize our cost structure by eliminating redundant positions as a result of COVID-19 and due to the acquisition of Miller Heiman Group, AchieveForum and Strategy Execution on November 1, 2019.

(3)	Costs associated with certain senior management separation charges.
(4)

The Company implemented a plan to go to market under a single, master brand architecture to simplify the Company’s organizational structure by eliminating and/or consolidating certain legal entities and implemented a rebranding of the Company to offer the Company’s current products and services using the “Korn Ferry” name, branding and trademarks. As a result of this the Company was required under U.S. generally accepted accounting principles to record a one-time, non-cash tradename write-offs.

(5)	Costs to write-off debt issuance costs and interest rate swap as a result of replacing our prior Credit Agreement with a new senior secured Credit Agreement.
(6)	Tax effect on integration/acquisition costs, restructuring charges, net, separation costs, tradename write-offs and write-off of debt issuance cost.

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET (LOSS) INCOME AND OPERATING INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

.	Three Months Ended April 30, 2020
			Executive Search
	Consulting	Digital	North America	EMEA	Asia Pacific	Latin America	Subtotal	RPO and Professional Search	Corporate	Consolidated

Fee revenue	$120,992	$69,269	$102,196	$39,662	$19,737	$6,260	$167,855	$82,353	$-	$440,469
Total revenue	$123,423	$69,890	$104,775	$40,148	$20,008	$6,282	$171,213	$84,450	$-	$448,976

Net loss attributable to Korn Ferry										$(802)
Net income attributable to noncontrolling interest										181
Other loss net										10,893
Interest expense, net										6,998
Income tax provision										4,957
Operating (loss) income	$(6,577)	$5,873	$32,826	$2,619	$48	$1,861	$37,354	$6,159	$(20,582)	22,227
Depreciation and amortization	4,379	6,105	835	385	307	244	1,771	945	1,756	14,956
Other loss, net	(143)	(43)	(8,791)	(9)	(182)	(198)	(9,180)	(134)	(1,393)	(10,893)
EBITDA	(2,341)	11,935	24,870	2,995	173	1,907	29,945	6,970	(20,219)	26,290
EBITDA margin	(1.9%)	17.2%	24.3%	7.6%	0.9%	30.5%	17.8%	8.5%		6.0%

Integration/acquisition costs	-	1,605	-	-	-	-	-	-	1,228	2,833
Restructuring, charges, net	13,443	3,449	7,244	6,347	3,649	309	17,549	5,742	283	40,466
Adjusted EBITDA	$11,102	$16,989	$32,114	$9,342	$3,822	$2,216	$47,494	$12,712	$(18,708)	$69,589
Adjusted EBITDA margin	9.2%	24.5%	31.4%	23.6%	19.4%	35.4%	28.3%	15.4%		15.8%

	Three Months Ended April 30, 2019
			Executive Search
	Consulting	Digital	North America	EMEA	Asia Pacific	Latin America	Subtotal	RPO and Professional Search	Corporate	Consolidated
Fee revenue	$144,363	$62,719	$113,651	$45,307	$24,373	$7,557	$190,888	$92,786	$-	$490,756
Total revenue	$148,658	$62,719	$116,939	$46,107	$24,726	$7,572	$195,344	$95,814	$-	$502,535

Net income attributable to Korn Ferry										$50,264
Net income attributable to noncontrolling interest										363
Other income, net										(7,922)
Interest expense, net										4,169
Income tax provision										15,401
Operating income (loss)	$13,316	$16,675	$28,316	$8,161	$5,027	$538	$42,042	$14,547	$(24,305)	62,275
Depreciation and amortization	3,953	3,402	973	387	345	105	1,810	930	1,904	11,999
Other income, net	1,096	481	5,553	44	163	59	5,819	165	361	7,922
EBITDA and Adjusted EBITDA	$18,365	$20,558	$34,842	$8,592	$5,535	$702	$49,671	$15,642	$(22,040)	$82,196
EBITDA and Adjusted EBITDA margin	12.7%	32.8%	30.7%	19.0%	22.7%	9.3%	26.0%	16.9%		16.7%

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATING INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

	Year Ended April 30, 2020
			Executive Search
	Consulting	Digital	North America	EMEA	Asia Pacific	Latin America	Subtotal	RPO and Professional Search	Corporate	Consolidated

Fee revenue	$543,095	$292,366	$434,624	$170,314	$98,132	$29,400	$732,470	$364,801	$-	$1,932,732
Total revenue	$557,255	$294,261	$447,528	$172,978	$99,209	$29,493	$749,208	$376,606	$-	$1,977,330

Net income attributable to Korn Ferry										$104,946
Net income attributable to noncontrolling interest										2,071
Other loss, net										2,879
Interest expense, net										22,184
Income tax provision										43,945
Operating income (loss)	$17,695	$46,909	$113,080	$21,085	$17,914	$4,860	$156,939	$50,438	$(95,956)	176,025
Depreciation and amortization	17,567	19,261	3,452	1,713	1,311	1,182	7,658	3,906	6,919	55,311
Other income (loss), net	1,326	485	(3,051)	139	11	51	(2,850)	82	(1,922)	(2,879)
EBITDA	36,588	66,655	113,481	22,937	19,236	6,093	161,747	54,426	(90,959)	228,457
EBITDA margin	6.7%	22.8%	26.1%	13.5%	19.6%	20.7%	22.1%	14.9%		11.8%

Integration/acquisition costs	-	5,937	-	-	-	-	-	-	6,215	12,152
Restructuring charges, net	24,504	10,481	7,244	6,347	3,649	309	17,549	5,742	283	58,559
Separation costs	-	-	-	1,783	-	-	1,783	-	-	1,783
Adjusted EBITDA	$61,092	$83,073	$120,725	$31,067	$22,885	$6,402	$181,079	$60,168	$(84,461)	$300,951
Adjusted EBITDA margin	11.2%	28.4%	27.8%	18.2%	23.3%	21.8%	24.7%	16.5%		15.6%

	Year Ended April 30, 2019
			Executive Search
	Consulting	Digital	North America	EMEA	Asia Pacific	Latin America	Subtotal	RPO and Professional Search	Corporate	Consolidated

Fee revenue	$568,321	$252,727	$455,826	$182,829	$104,291	$31,896	$774,842	$330,143	$-	$1,926,033
Total revenue	$585,893	$252,727	$469,743	$186,131	$105,543	$31,960	$793,377	$341,865	$-	$1,973,862

Net income attributable to Korn Ferry										$102,651
Net income attributable to noncontrolling interest										2,145
Other income, net										(10,405)
Interest expense, net										16,891
Income tax provision										29,544
Operating (loss) income	$(34,115)	$39,732	$120,754	$29,974	$24,364	$3,998	$179,090	$50,884	$(94,765)	140,826
Depreciation and amortization	16,172	12,885	3,890	1,254	1,428	410	6,982	3,255	7,195	46,489
Other income (loss), net	2,203	995	6,699	432	281	322	7,734	268	(795)	10,405
EBITDA	(15,740)	53,612	131,343	31,660	26,073	4,730	193,806	54,407	(88,365)	197,720
EBITDA margin	(2.8%)	21.2%	28.8%	17.3%	25.0%	14.8%	25.0%	16.5%		10.3%

Integration/acquisition costs	5,304	1,255	-	-	-	-	-	-	187	6,746
Tradename write-offs	76,967	29,588	-	-	-	-	-	-	-	106,555
Adjusted EBITDA	$66,531	$84,455	$131,343	$31,660	$26,073	$4,730	$193,806	$54,407	$(88,178)	$311,021
Adjusted EBITDA margin	11.7%	33.4%	28.8%	17.3%	25.0%	14.8%	25.0%	16.5%		16.1%

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF CASH AND CASH EQUIVALENTS (GAAP) TO

INVESTABLE CASH (NON-GAAP)

(in thousands)

April 30,
2020

Cash and cash equivalents	$689,244
add:
Marketable securities	174,085
less:
Bonus liability	189,976
Deferred compensation	141,412
Investable cash	$531,941